As filed with the Securities and Exchange Commission on March 7, 2006.
U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
INDIA GLOBALIZATION CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	20-2760393

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4336 MONTGOMERY AVE BETHESDA, MARYLAND	20814

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-124942

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and two Warrants	American Stock Exchange

Common Stock, par value $.0001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The securities to be registered hereby are the units, common stock and warrants of India Globalization Capital, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-124942), filed with the Securities and Exchange Commission on May 13, 2005, as amended on July 11, 2005, July 19, 2005, August 12, 2005, August 19, 2005, November 2, 2005, February 14, 2006 and March 2, 2006 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
ITEM 2. INDEX TO EXHIBITS.
*3.1	Articles of Incorporation

*3.2	By-Laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on May 13, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.
Date: March 7, 2006	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

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